Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-239924) and related Prospectus of Griffin Realty Trust, Inc.
(2)	Registration Statement (Form S-8 No. 333-231816) pertaining to the Griffin Realty Trust, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan
of our report dated February 28, 2022, with respect to the consolidated financial statements and schedule of Griffin Realty Trust, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Los Angeles, California
February 28, 2022